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                                                                     Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                                COREL CORPORATION

                                     AND THE

                                  STOCKHOLDERS

                                  NAMED HEREIN

                                   DATED AS OF

                                 _______, 200[6]

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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
ARTICLE I     DEFINITIONS................................................     1

ARTICLE II    REGISTRATION RIGHTS........................................     5

ARTICLE III   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.................    15

ARTICLE IV    INDEMNIFICATION AND CONTRIBUTION...........................    17

ARTICLE V     MISCELLANEOUS..............................................    22
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                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement"), dated as of
_____, 200[6], is entered into by and among Corel Corporation, a Canadian corporation (the "Company"), Vector Capital Partners II International, Ltd. and
Vector CC Holdings SRL (the "Demand Holders") and the persons listed on Annex A hereto (the "Piggyback Holders," and together with the Demand Holders, the "Stockholders"))

                                    RECITALS

          WHEREAS, the Company is offering to sell its common shares in an initial public offering ("IPO") registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form F-1, File No. 333-_____
(the "IPO Registration Statement") in the United States and pursuant to a long form prospectus, including any amendments or supplements thereto, in the English and French languages, in Canada (the "Canadian IPO Prospectus");

          WHEREAS, in connection with the IPO the Company intends to effect a _____ for-one reverse stock split (the "Reverse Split") and issue common shares to one or more of the Demand Holders (or their designated Affiliates) as consideration for the Company's acquisition (the "Acquisition") of Cayman
Limited Holdco, a holding company that owns WinZip, formed in the Cayman
Islands;

          WHEREAS, the Demand Holders will own _____ common shares of the Company immediately prior to the initial closing of the IPO, after giving effect to the Reverse Split and the Acquisition, (the "Demand Shares");

          WHEREAS, the Piggyback Holders will collectively own _____ common shares of the Company immediately prior to the initial closing of the IPO, after giving effect to the Reverse Split (the "Piggyback Shares" and, together with the Demand Shares, the "Shares");

          WHEREAS, the Stockholders have certain registration rights with respect to the Shares currently owned by them, which are set forth in Section
2.5 and Schedule B of the Amended and Restated Minority Shareholders Agreement dated as of _____ by and among the Company, the Stockholders and the trustee
("Existing Registration Rights"); and

          WHEREAS, in contemplation of the IPO, the parties have agreed to terminate and replace the Existing Registration Rights with the respective rights and obligations set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 Definitions.

          The following terms, as used in this Agreement, shall have the following meanings:

          "Affiliate" shall mean, with respect to a specified Person, any other Person, other than the Company or any of its Subsidiaries, that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Blackout Periods" shall have the meaning set forth in Section
2.01(a).

          "Canadian Prospectus" shall mean a prospectus (including a short form prospectus) prepared in accordance with applicable Canadian Securities Laws for the purpose of qualifying securities for distribution on any province or territory of Canada

          "Canadian IPO Prospectus" shall have the meaning set forth in the recitals.

          "Canadian Securities Laws" shall mean statutes and regulations applicable to the trading of securities in any province or territory of Canada, including applicable rules, policy statements and blanket rulings and orders promulgated by Canadian securities regulatory authorities.

          "Commission" shall mean the United States Securities and Exchange Commission.

          "Common Shares" shall have the meaning set forth in the recitals.

          "Company" shall have the meaning set forth in the preamble.

          "Demand Holder" shall have the meaning set forth in the preamble, provided, the term "Demand Holder" shall also include any Permitted Transferee of a Demand Holder that holds Registrable Securities with a fair market value of at least $[500,000].

          "Demand Request" shall have the meaning set forth in Section 2.01(a).

          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.


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

          "Existing Registration Rights" shall have the meaning set forth in the preamble.

          "IPO" shall have the meaning set forth in the recitals.

          "IPO Date" shall mean the date of the first closing of the initial sale of Common Shares in an initial public offering.

          "IPO Participants shall have the meaning set forth in Section 2.04(b).

          "IPO Registration Statement" shall have the meaning set forth in the recitals.

          "Maximum Number" shall have the meaning set forth in Section 2.01(b).

          "Other Securities" shall have the meaning set forth in the definition of Registrable Securities.

          "Piggyback Holder" shall have the meaning set forth in the preamble, provided, the term "Piggyback Holder" shall also include any Permitted Transferee of a Piggyback Holder that holds Registrable Securities.

          "Permitted Transferees" shall mean, with respect to any Holder, such Holder's Affiliates.

          "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, joint-stock company, association, unincorporated organization, trust or other entity, including any government or any political subdivision, agency or instrumentality thereof.

          "Preliminary Prospectus" shall mean any preliminary prospectus that may be included in any Registration Statement.

          "Prospectus" or "prospectus" shall mean the prospectus included in any registration statement filed under the Securities Act or filed pursuant to Canadian Securities Laws (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act or the Canadian Securities Law equivalent thereof), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement, and by all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Public Offering" shall mean the offer of Common Shares on a broadly distributed basis in the United States and/or Canada, not limited to sophisticated investors, pursuant to a firm-commitment or best-efforts underwriting arrangement.


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

          "Registrable Securities" shall mean all or any portion of the Common Shares owned by any Stockholder from time to time during the term of this Agreement. As to any particular Registrable Securities, such Common Shares shall cease to be Registrable Securities when: (i) a registration statement with respect to the sale of such Common Shares shall have become effective under the Securities Act or when a prospectus has been receipted under applicable Canadian Securities Laws and such Common Shares shall have been disposed of under such registration statement or pursuant to such Prospectus, (ii) such Common Shares shall have been sold pursuant to Rule 144 or equivalent provisions under Canadian Securities Laws, as applicable, (iii) such securities shall have otherwise been transferred or disposed of, and subsequent transfer or disposition of such Common Shares shall not require their registration or qualification under the Securities Act, Canadian Securities Laws or any state, territorial or provincial securities laws or similar laws then in force or (iv) such Common Shares shall have been repurchased by the Company or otherwise shall cease to be outstanding. If as a result of any reclassification, stock split, stock dividend, bonus issue, business combination, exchange offer or other transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively, "Other Securities") are issued or transferred to any Stockholder in respect of Registrable Securities held by such holder, references herein to Registrable Securities, Shares and Common Shares, shall, as the context requires, be deemed to include such Other Securities.

          "Registration Expenses" shall mean any and all expenses incident to the performance of or compliance with any registration or marketing of securities pursuant to Article 2, including: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with this Agreement and the performance of the Company's obligations hereunder (including the expenses of any annual audit letters and "cold comfort" letters required or incidental to the performance of such obligations); (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing and producing any agreements among underwriters, underwriting agreements, selling agreements and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under provincial, territorial or state securities laws, including the fees and disbursements of counsel for the underwriters or the Stockholders in connection with such qualification and in connection with any blue sky and legal investment surveys, including the cost of printing and producing any such blue sky or legal investment surveys; (v) the filing and legal fees incident to securing any required review by the National Association of Securities Dealers, Inc. and/or Canadian securities regulatory authorities;
(vi) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated inter-dealer quotation system; (ix) any other fees and disbursements of underwriters customarily paid by the issuers of securities, but excluding


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

underwriting discounts and commissions and transfer taxes, if any; (x) the costs and expenses of the Company and its officers relating to analyst or investor presentations or any "road show" undertaken in connection with the registration and/or marketing of any Registrable Securities; and (xi) other reasonable out-of-pocket costs, fees and expenses, including the fees and expenses of one outside legal counsel retained by the Stockholders.

          "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement of the Company under the Securities Act and the effectiveness of such registration statement. In addition, unless inconsistent with the context: (i) the term "registration" and any reference to the act of registering include the qualification under Canadian Securities Laws of a Canadian Prospectus in respect of a distribution of the Registrable Securities; the term "registered" as applied to the Registrable Securities, includes a distribution of Registrable Securities so qualified; the term "registration statement" includes a Canadian Prospectus; (iv) any reference to a registration statement having become effective, or similar references, shall include a Canadian Prospectus for which a final receipt has been obtained from the relevant Canadian securities regulatory authorities; and (v) the provisions of this Agreement shall be applied to any proposed distribution of securities hereunder in any province or territory of Canada or to which the prospectus requirements under any Canadian Securities Laws shall otherwise apply.

          "Rule 144" shall mean Rule 144 (or any successor provisions) under the Securities Act.

          "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) under the Securities Act.

          "Securities Act" shall mean the United States Securities Act of 1933, as amended, including all rules and regulations thereunder.

          "Selling Stockholder" shall mean a Stockholder included in a relevant Registration Statement.

          "Stockholder" shall have the meaning set forth in the preamble, provided, the term "Stockholder" shall also include any Permitted Transferee of a Stockholder that holds Registrable Securities from time to time.

                                   ARTICLE II

                               REGISTRATION RIGHTS

          Section 2.01

          (a) Demand Rights. At any time, and from time to time, on or after the IPO Date, a Demand Holder shall have the right to require the Company to effect the registration under the Securities Act and/or applicable Canadian Securities Laws for a Public Offering of all or part of such Demand Holder's Registrable Securities (a "Demand Registration"), by delivering to the Company written notice naming, if


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

applicable, the Demand Holders whose Registrable Securities are to be included in such registration (collectively, the "Demanding Holders"), specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof (which requested method of disposition may be a Rule 415 Offering and/or the Canadian Securities Law equivalent thereof, including National instrument 44-102) (the "Demand Request"). Upon receipt of such Demand Request, the Company shall comply with Section 2.05.

          (b) Limitations and Conditions. The Company's obligations pursuant to
Section 2.01(a) above are subject to the following limitations and conditions:

               (i) the Company shall not be obligated to fulfill the requirements or effect or maintain a registration referred to therein (A) during any period of time (not to exceed ninety (90) days in the aggregate with respect to each request) when the Company has determined to proceed with a Public Offering for its own account and, in the good faith judgment of the managing underwriter thereof, the fulfillment of such requirements or such filing would have an adverse effect on such Public Offering, (B) during any period of time (not to exceed sixty (60) days with respect to each request) when the Company is in possession of material non-public information that the board of directors of the Company has in its good faith judgment determined could materially and adversely affect a material business situation, financing transaction or negotiation affecting the Company, (C) during the 90-day period following the effectiveness of any previous registration statement or (D) during the 180-day period following the effectiveness of the IPO Registration Statement, except, in the case of clause (D) hereof, as permitted under Section 2.4 hereof or with the prior written consent of Morgan Stanley & Co. Incorporated ("Morgan Stanley")(the periods of time referred to in clauses (A), (B), (C) and (D) hereof being hereinafter referred to as "Blackout Periods"); provided that the aggregate period of time during which the Company shall be relieved from its obligation to effect a registration pursuant to Section 2.01(b)(i), shall in no event, except in the case of clause (D), exceed ninety (90) consecutive days with respect to each request; provided, further, that, in the case of a Blackout Period pursuant to clause (A) hereof, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant Public Offering; provided, further, that in the case of a Blackout Period pursuant to clause (B) hereof, the Blackout Period shall commence upon the delivery of notice to the Stockholders and shall terminate upon the earlier of: (i) public disclosure by the Company or public admission by the Company of such material nonpublic information or (ii) such time as such material nonpublic information shall be publicly disclosed or such time that the Company is no longer in possession of material nonpublic information; provided, further, that in the event the Stockholders are notified of the initiation of a Blackout Period pursuant to clause (B) hereof, the Stockholders shall cease and desist from effecting any further sales pursuant to an effective registration statement or a receipted prospectus during such Blackout Period; provided, further, that in the case of a Blackout Period pursuant to clauses (A), (B), (C) or (D) hereof, the Company shall furnish to the Demand Holder, upon request, a certified resolution of the


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

     Company's board of directors to the effect that an event permitting a Blackout Period has occurred; provided, further, that the Company shall not be entitled to exercise its rights under clause (B) hereof more than one
     (1) time in any twelve (12) month period; and provided, further, if the Demand Holder withdraws its Demand Request pursuant to Section 2.01(e), such request shall not be considered a Demand Request for purposes of
     Section 2.01(a) and such Demand Request shall be of no further effect;

               (ii) the number of Common Shares to be sold in any such Public Offering shall not exceed the maximum number which the managing underwriter thereof considers in good faith to be appropriate based on market conditions and other relevant factors, including pricing and the proportion of Common Shares being sold by the Company and by such holders (the "Maximum Number"); and

               (iii) the Registrable Securities to be offered pursuant to such request have an aggregate offering price of at least US $[100,000] (based on the then current market price on the date of delivery of the Demand Request).

          (c) Number of Demands. Any Demand Holder may exercise its rights under
Section 2.01(a): (x) on an unlimited number of occasions with respect to registration statements on Form F-3 or S-3 and/or any Canadian Securities Law equivalent thereof (or any successors thereto) from such time that the Company becomes eligible to use such forms; and (y) on not more than three occasions after the date hereof with respect to registration statements on Form F-1 or S-1 and/or any Canadian Securities Law equivalent thereof (or any successors thereto); provided that the Company shall not be obligated to effect more than one registration of Registrable Securities in any 90-day period.

          (d) Ineffective Demands. A request by a Demand Holder that the Company effect a registration shall not be considered a Demand Request if: (i) the registration statement relating thereto does not become effective; (ii) after it has become effective such registration statement (or the use of the Prospectus contained in such registration statement) is (A) interfered with by any stop order, injunction or other order or requirement of the Commission, Canadian securities regulators or other governmental agency or court for any reason other than a misrepresentation or an omission by any Demand Holder or (B) delayed, withdrawn, suspended or terminated and, in each case, as a result thereof, at least 80% of the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement; or (iii) the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than because of some act or omission by such Demand Holder.

          (e) Withdrawal of Demands. Any such Demanding Holder delivering a Demand Request shall have the right, at any time prior to the effective date of the registration statement relating to such Demand Request, to withdraw such Demand


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

Request without liability to such Demanding Holder, by giving written notice to the Company.

          (f) Selection of Underwriters. In the event that any registration pursuant to Section 2.01(a) shall involve, in whole or in part, an underwritten offering, the Demanding Holders shall select the lead managing underwriter or underwriters and bookrunner or bookrunners for such underwritten offering (after consultation with the Company), as well as counsel for the Selling Holders, with respect to such registration; provided, that the Company shall have the right to appoint other syndicate members with the consent of the Demanding Holders not to be unreasonably withheld.

          (g) Inclusion of Non-Stockholders. Subject to Section 2.10, the Company shall have the right to cause the registration of additional equity securities for sale for the account of any Person that is not a Stockholder (including the Company and any directors, officers or employees of the Company) in any registration of Registrable Securities requested by the Stockholders; provided that the number of Registrable Securities to be included in such registration (including those sought by the Stockholders) shall not exceed the Maximum Number; and provided, further, that in all cases, the Demand Holders shall have priority over any such other Person.

          Section 2.02

          (a) "Piggy-Back" Rights. If the Company proposes to register any of its Common Shares, any other equity securities or securities convertible into or exchangeable for its equity securities under the Securities Act and/or applicable Canadian Securities Laws (including, without limitation, in connection with a Demand Request), whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act and/or applicable Canadian Securities Laws, the Company shall give written notice of such proposal at least thirty (30) days before the anticipated filing date, to each Stockholder. In the event that the Company elects to file a "universal shelf" registration statement or the Canadian Securities Law equivalent thereof which registers any of the classes of securities referred to in the first sentence of this Section 2.02(a), the Company shall take such steps as would permit the shelf registration statement to be used to permit secondary sales by the Stockholders and shall give written notice of any proposal to make an offering off the shelf registration statement of any class of securities referred to in the first sentence of this Section 2.02(a) at least ten (10) days before, and, if practicable, up to thirty (30) days before, the anticipated offering date, to each Stockholder. Such notices, as applicable, shall specify at a minimum the intended method of distribution of such Common Shares or other securities, the number of Common Shares or other securities proposed to be registered or offered, the proposed filing date of such registration statement or offering date in the case of a shelf takedown, any proposed means of distribution of such Common Shares or other securities and the proposed managing underwriter, if any. Subject to Section 2.03, upon the written request of a Stockholder (the "Piggyback Request"), given within fifteen (15) days after the transmittal of any such written notice by email or facsimile confirmed by mail (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder), the Company


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

will include in the prospectus with respect to such Public Offering, or any prospectus supplement in the case of a shelf takedown, the number of the Registrable Securities referred to in such Stockholder's request; provided, that, any participation in such Public Offering by such Stockholder shall be on substantially the same terms as the Company's participation therein; and provided, further, that the number of Registrable Securities to be included in any such Public Offering shall not exceed the Maximum Number.

          (b) Withdrawal of Request. Any such Stockholder shall have the right to withdraw a request to include Registrable Securities in any Public Offering pursuant to Section 2.02(a), without any liability of such Stockholder by giving written notice to the Company of its election to withdraw such request at any time prior to the proposed effective date of such registration statement.

          (c) Exception to Piggyback Rights. The Company shall not be required to effect any registration of Registrable Securities under Section 2.02(a) incidental to the registration of any equity securities on a Form S-8, Form S-4 or Form F-4 or any similar registration under Canadian Securities Laws (or any successors thereto).

          Section 2.03 Allocation of Securities Included in a Public Offering. If the registration referred to in Section 2.01(a) and Section 2.02(a) is to be a Public Offering and the managing underwriter thereof advises the Company and the Selling Holders in writing that the number of Common Shares sought to be included in such Public Offering (including those sought to be offered by the Company and those sought to be offered by the Selling Holders) exceeds the Maximum Number, the Common Shares to be included in such Public Offering shall be allocated pursuant to the procedures of this Section 2.03.

          (a) Demand Allocation. If a registration or Public Offering is effected pursuant to Section 2.01(a), the number of Registrable Securities included in such registration shall be allocated: (x) first, pro rata among the Demand Holders, and (y) second, pro rata among all of the other Selling Holders on the basis of the relative number of the Registrable Shares then held by each such Selling Holder (with any number in excess of a Selling Holder's request reallocated among the remaining Selling Holders in a like manner) or in such manner as shall be designated by the Selling Holders.

          (b) Piggyback Allocation. If a registration or Public Offering is effected pursuant to Section 2.02(a): the number of Registrable Securities included in such registration shall be allocated: (x) first, to securities sought to be included at the request of the Company ("Company Securities"), (y) second, among the Demand Holders up to the full number of the Registrable Securities included in the Piggyback Request, in excess of the number of Company Securities, to the nearest extent possible on a pro rata basis, and (y) third, among the other Selling Holders up to the full number of the Registrable Securities included in the Piggyback Request, in excess of the number of Company Securities, to the nearest extent possible on a pro rata basis.

          Section 2.04 (a) IPO Participation. The Company shall register for resale the Registrable Securities held by the Stockholders listed on Annex B hereto (the

"IPO Participants") in the amounts set forth next to their respective names on Annex B (allocated between the firm commitment underwritten offering and the over-allotment option, as set forth on Annex B) on the IPO Registration Statement and the Canadian IPO Prospectus, provided, such number of Registrable Securities may be reduced and/or re-allocated between the firm commitment underwritten offering and the over-allotment option [on a pro rata basis] in the sole discretion of the Company.

          (b) Conditions to IPO Participation. As a condition to inclusion of any Registrable Securities for resale under the IPO Registration Statement and/or the Canadian IPO Prospectus, each IPO Participant must: (x) execute and comply with the terms and provisions of an underwriting agreement in form and substance reasonably satisfactory to the Company and customary for transactions of this type;(y) execute and comply with the terms and provisions of a custody agreement and irrevocable power of attorney in form and substance reasonably satisfactory to the Company and customary for transactions of this type, and (z) provide the Company and counsel with such documents, certificates, resolutions and representations as may be reasonably requested in connection with satisfying the conditions to closing the IPO (including any closing of the over-allotment option) pursuant to the IPO underwriting agreement.

          Section 2.05 (a) Requirements with Respect to Registration. Subject to
Section 2.06, if and whenever the Company is required by the provisions hereof to register any Registrable Securities under the Securities Act and/or Canadian Securities Laws, including receipt of a Demand Request pursuant to Section 2.01(a), the Company shall comply with the provisions of this Section 2.05. The Company shall prepare and file with the Commission and/or applicable Canadian securities regulatory authorities as expeditiously as possible (and, in the case of a Demand Request, no more than sixty (60) days after receipt of such Demand Request) a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that, as far in advance as practicable before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford each Selling Holder and the managing underwriter(s), if any, a reasonable opportunity to review and comment on copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed, and the Company shall make any corrections reasonably requested by a Selling Holder with respect to such information before filing such registration statement or Prospectus or any amendments or supplements thereto.

          (b) Maintaining Compliance and Effectiveness. The Company shall prepare and file with the Commission and/or applicable Canadian securities regulatory authorities as expeditiously as possible such amendments and supplements to such registration statement and the prospectus used in connection therewith and take such action as may be necessary to keep such registration statement current and effective for a period of not less than one hundred eighty
(180) days (or such shorter period which shall terminate when all of such Registrable Securities have been disposed of), and to comply with the provisions of the Securities Act and/or applicable Canadian Securities Laws with respect to the disposition of such Registrable Securities during such period in accordance with the intended methods of disposition set forth in such registration statement.

          (c) Notification of Certain Events. The Company shall promptly notify each Selling Holder (A) when the registration statement or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective or receipted, as applicable, (B) of any request by the Commission or by any other regulatory body or other body having jurisdiction relating to such offering for amendments or supplements to the registration statement or the Prospectus or for additional information, (C) of any order issued or threatened by the Commission and/or applicable Canadian securities regulatory authorities suspending the effectiveness of such registration statement or preventing or suspending the use of a prospectus or (D) of the issuance of any notification or order with respect to the suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceedings for such purpose. The Company shall use its best efforts to prevent the issuance of any such order referred to in (C) or (D) and, if any such order is issued, shall use its best efforts to obtain the withdrawal of any such order at the earliest possible moment. The Company shall promptly notify each Selling Holder and the managing underwriter(s), if any, in writing at any time when a Prospectus is required to be delivered under the Securities Act and/or applicable Canadian Securities Laws of the happening of any event as a result of which the Prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly prepare and furnish to each Selling Holder a reasonable number of copies of any supplement or amendment to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d) Other Qualifications. The Company shall use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the state, local provincial and territorial securities or blue sky laws of such jurisdictions in the United States and Canada as the Selling Holders or the managing underwriter(s) shall reasonably request, and do any and all other acts and things that may be reasonably necessary or advisable to enable each Selling Holder and underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required (A) to qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, or (B) to execute or file any general consent to service of process in any such jurisdiction. The Company shall use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States and Canada as may be necessary to enable the Selling Holders to consummate the disposition of such Registrable Securities.

          (e) Listing. The Company shall use its best efforts to cause all Registrable Securities covered by such registration statement to be (A) listed on the Nasdaq and the Toronto Stock Exchange and (B) listed or qualified for trading on any other stock exchange or quotation service on which the Company's outstanding Common Shares are listed or qualified for trading; provided that the applicable listing requirements are satisfied no later than the effective date of such registration statement.

          (f) Documents to be Delivered. The Company shall furnish to each Selling Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement such number of copies of (A) such registration statement and each amendment and supplement thereto (in each case including all exhibits), including conformed copies, (B) the Prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act and/or applicable Canadian Securities Laws, (C) such documents incorporated by reference in such registration statement or Prospectus, and (D) such other documents as such Selling Holder or such underwriter, if any, may reasonably request, and a copy of any and all transmittal letters or other correspondence to or received from the Commission and/or applicable Canadian securities regulatory authorities or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering.

          (g) Opinions and Comfort Letters. In connection with an underwritten offering of Registrable Securities, the Company shall (A) cause opinions of counsel to the Company (which counsel and opinions shall be reasonably satisfactory to the managing underwriter(s)), to be delivered to the underwriters and the Selling Holders covering the matters customarily covered in opinions requested in underwritten offerings by selling security holders and (B) cause "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory to the managing underwriter(s)) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired or owned by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), to be delivered to each of the underwriters and the Selling Holders of such Registrable Securities included in such underwritten offering, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings by selling security holders.

          (h) Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and/or applicable Canadian securities regulatory authorities and make generally available to security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act or applicable Canadian Securities Laws) not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a Public Offering and (B) if not sold to underwriters in such an offering, commencing on the first day of the fiscal quarter of the Company after the effective date of a registration statement, which statements shall cover said 12-month periods.

          (i) Cooperation on Regulatory Filings. The Company shall cooperate with each Selling Holder and the managing underwriter, if any, participating in the disposition of such Registrable Securities in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and/or applicable securities regulatory authorities in Canada.

          (j) Cooperation in Marketing. The Company shall use its best efforts to cooperate as requested by the Selling Holders in customary marketing efforts undertaken in connection with the Registrable Securities, including sending appropriate officers of the Company to attend any "road shows" and investor and rating agency presentations scheduled in connection with any such registration.

          (k) Share Certificates. The Company shall furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 2.01(a) or Section 2.02(a) unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by each Selling Holder or the underwriters.

          (l) General Cooperation. The Company shall enter into any other customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of any Registrable Securities or otherwise.

          (m) Condition to Company's Obligation. It shall be a condition precedent to the obligation of the Company to take any action with respect to any Registrable Securities that the holder thereof, shall furnish to the Company such information regarding such holder, the Registrable Securities and any other Company securities held by such holder as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

          (n) Actions Upon Notice of Certain Events. Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(c), such Stockholder will forthwith discontinue disposition of Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(c), and, if so directed by the Company such Stockholder will deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Stockholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in
Section 2.04(b) shall be extended by the greater of (A) three months, or (B) the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.04(c) to and including the date when each holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.04(c).

          Section 2.06 Transfers; Rights of Transferee of Registrable
Securities.

          Each Stockholder agrees not to make any transfer of all or any portion of the Registrable Securities unless:

          (a) there is then in effect a registration statement under the Securities Act and/or applicable Canadian Securities Laws covering such proposed transfer and such transfer is made in accordance with such registration statement;

          (b) such transfer is made in accordance with Rule 144 or equivalent provisions under Canadian Securities Laws; or

          (c) such transfer shall not require any registration or qualification under the Securities Act or Canadian Securities Laws. Notwithstanding the foregoing, a Stockholder may transfer all or a portion of the Registrable Securities to a Permitted Transferee, and such Permitted Transferee shall be deemed a Stockholder hereunder. The transferring Stockholder shall provide notice to the Company of any such transfer stating the name and address of such Permitted Transferee and identifying the number of Registrable Securities transferred.

          Section 2.07 Registration Expenses.

          Except as otherwise provided herein, the Company shall pay all Registration Expenses with respect to any particular offering (or proposed offering).

          Section 2.08 Underwriting; Due Diligence.

          (a) Underwriting Agreements. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties and covenants by the Company and such other terms and provisions as are customarily contained in underwriting agreements, including indemnification and contribution provisions substantially to the effect and to the extent provided in Article 4, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.04(g). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions on the part of selling stockholders, including, without limitation, custody agreements (including irrevocable powers of attorney) and indemnification and contribution provisions substantially to the effect and to the extent provided in Article 4.

          (b) Access to Information. In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act or applicable Canadian Securities Laws pursuant to Section
2.01 or Section 2.02 or pursuant to Section 2.08, upon reasonable notice the Company shall give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the opinion of such Selling Holders and such underwriters, or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act or applicable Canadian Securities Laws; provided that such Selling Holders and the underwriters, and their respective counsel and accountants shall use their reasonable best efforts to coordinate any such investigation of the books, records and properties of the Company and any such discussions with the Company's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

          Section 2.09 Unregistered Offerings.

          The parties hereto hereby agree that, in the event that the Company or one or more Demand Holders propose to make an offering or a sale to a strategic purchaser of Common Shares, any other equity securities or securities convertible or exchangeable for equity securities of the Company (other than an acquisition by the Company financed through the issuance of Common Shares) that is exempt from, or not subject to, the registration requirements of the Securities Act and/or the prospectus requirements under applicable Canadian Securities Laws, the Company and management shall reasonably cooperate with such Demand Holders(s) and their advisers in performing due diligence and marketing such offering to potential investors.

          Section 2.10 Registration Rights of Other Persons.

          Prior to the date on which the Stockholder holds Registrable Securities representing less than 50% of the outstanding Common Shares of the Company, the Company may not, without the prior written consent of the Demand Holders, grant to any other Person the right to request a registration of securities of the Company under the Securities Act or Canadian Securities Laws; provided that, if any such written consent is given, the terms of any such right granted or issued shall not be more favorable to such Person than the terms of this Agreement or, any more favorable terms shall also be granted to the Demand Holders. On and after such date the Company may grant to any other Person the right to request a registration of securities of the Company under the Securities Act and/or Canadian Securities Laws, or the right to be included as a Selling Holder in connection with any registration of Registrable Securities; provided that, any such rights may not be exercised by any Person prior to the second anniversary of the IPO Date and provided, further, that the proviso in the preceding sentence is complied with.

          Section 2.11 Termination of Existing Registration Rights; Inconsistent Agreements.

          The Company and each Stockholder acknowledge and agree that this Agreement shall effectively terminate and replace the Existing Registration Rights and any and all prior agreements to which the Company and such Stockholder are a party with respect to the subject matter hereof. The Company and each Stockholder acknowledge and agree that any rights, privileges and/or obligations of the parties under the Existing Registration Rights or any other prior agreement with respect to the matters set forth herein shall be terminated and shall be of no further force and effect as of the date of this Agreement.

          The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with, violates or diminishes the rights granted to the Stockholders in this Agreement.

                                   ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

          Section 3.01 Company Representations, Warranties and Agreements.

          The Company represents and warrants to, and agrees with, each Stockholder that:

          (a) The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized, executed, and delivered by the Company. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any United States federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery or performance of this Agreement by the Company (except filings under the Securities Act and/or Canadian Securities Laws which will be made and any consents under state, local, provincial or territorial securities or blue sky laws which will be obtained).

          (b) The Company shall not enter into any transaction involving the issuance or transfer by any other Person of Other Securities to a Stockholder, or any merger or consolidation in which it is not the surviving Person or any sale, lease or other transfer of all or substantially all the assets of the Company, unless effective provision is made for the assumption by such other Person, jointly and severally with the Company if the Company shall remain in existence, of all of the obligations of the Company hereunder, and in the case of any such issuance or transfer, the registration of such Other Securities on the same basis as the registration of the other Registrable Securities hereunder.

          (c) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries pursuant to any provisions of (A) the articles of incorporation, by-laws or similar governing documents of the Company or any of its subsidiaries, (B) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (C) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound or affected as soon as the conditions can be so satisfied.

          (d) The Company covenants that it will file any reports required to be filed by it under the Securities Act, the Exchange Act and Canadian Securities Laws, will make available "adequate current public information concerning the Company within the meaning of paragraph (c) of Rule 144 and that it will take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell Registrable Securities without registration pursuant to the available exemptions under the Securities Act and/or Canadian Securities Laws. Upon the request of any Stockholder, the Company will deliver to it a written statement as to whether it has complied with such requirements.

          Section 3.02 Stockholder Representations, Warranties and Agreements.

          Each Stockholder represents and warrants to, and agrees with, the Company, that:

          (a) If such Stockholder is an entity, it is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized by such Stockholder and has been duly executed and delivered by it.

          (b) Neither Stockholder nor any of its Affiliates will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

          (c) Stockholder shall promptly furnish to the Company upon the Company's request any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Exchange Act, and/or applicable Canadian Securities Laws in connection with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein and/or filed with Canadian securities regulators.

          Section 3.03 Survival of Representations and Agreements.

          All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants and agreements shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Stockholder, or any other Person and shall survive termination of this Agreement.

                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

          Section 4.01 Indemnification and Contribution.

          (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act and applicable Canadian Securities Laws pursuant to this Agreement, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Selling Holder, their directors and officers, employees, stockholders, general partners, limited partners, members, advisory directors and managing directors (and directors, officers, stockholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls, is controlled by or is under common control with any such Selling Holder or any such underwriter within the meaning of the Securities Act and Canadian Securities Laws, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent) to which such Selling Holder, any such director, or officer, employee, stockholder, general or limited partner, member, or advisory or managing director or any such underwriter or controlling person may become subject under the Securities Act and Canadian Securities Laws, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act and applicable Canadian Securities Laws, any prospectus (including each preliminary prospectus) contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus (including each preliminary prospectus), in light of the circumstances under which they are made), and the Company will reimburse each such Selling Holder and each such director, officer, employee, general partner, limited partner, advisory director, managing director or underwriter and controlling person for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such prospectus (including each preliminary prospectus) in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Selling Holder or such director, officer, employee, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; provided, further, that the Company shall not be required to indemnify any such person if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final prospectus or any amendment or supplement thereto and the final prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by such indemnified person resulted from any action, claim or suit by any person who purchased Registrable Securities which are the subject thereof from such indemnified person and it is established in the related proceeding that such indemnified person failed to deliver or provide a copy of the final prospectus (as amended or supplemented) to such person with or prior to the confirmation of the sale of such Registrable Securities sold to such person if required by applicable law, unless such failure to deliver or provide a copy of the final prospectus (as amended or supplemented) was a result of noncompliance by the Company with this Agreement or as a result of the failure of the Company to provide such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of each Selling Holder or any such director, officer, employee, general partner, limited partner, managing director, underwriter or controlling person and shall survive the transfer of such securities by any Selling Holder.

          (b) Indemnification by Selling Holders and Underwriters. The Company may require, as a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, that the Company will have received an undertaking reasonably satisfactory to it from any Selling Holder or any underwriter to indemnify and hold harmless the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the consent of the applicable Selling Holder and underwriter) to which the Company and its directors, officers, employees, controlling persons or any other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons may become subject under the Securities Act and Canadian Securities Laws, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the

Securities Act or applicable Canadian Securities Laws, any prospectus (including each preliminary prospectus) contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus (including each preliminary prospectus), in light of the circumstances under which they are made), and the applicable Selling Holder and underwriter will reimburse the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that any Selling Holder and any underwriter shall only be liable in any such case if any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such prospectus (including each preliminary prospectus) in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Selling Holder or any such underwriter specifically stating that it is for use in the preparation thereof; provided, further, that such Selling Holder or underwriter shall not be required to indemnify the Company if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final prospectus or any amendment or supplement thereto and the final prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and is covered by such Selling Holder's or underwriter's obligation under this Section 6.2 and any such loss, liability, claim, damage or expense suffered or incurred by the Company resulted from any action, claim or suit by any person who purchased Registrable Securities or other securities of the Company which are the subject thereof from the Selling Holder or the Company or another holder and it is established in the related proceeding that a copy of the final prospectus (as amended or supplemented) was delivered or provided to such person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee or controlling person or other indemnified person. No Selling Holder shall be liable under any indemnity provided pursuant to this Agreement for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Selling Holder.

          (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof or a court of competent jurisdiction determines that the indemnifying party is not vigorously defending such action or proceeding. An indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect to such claim or litigation, (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on such indemnified party or (iii) otherwise adversely affects such indemnified party, other than as a result of the imposition of financial obligations for which such indemnified party will be indemnified hereunder. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be obligated to pay the fees and expenses of more than one counsel (together with local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels (together with the fees of local counsel).

          (d) Contribution. If the indemnification provided for in this Article 4 shall for any reason be unavailable or insufficient to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the indemnified party or parties on the one hand and the indemnifying party or parties on the other hand in connection with the offering shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) and the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover of a prospectus, bear to the aggregate public offering price of the securities. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified or indemnifying parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Article 4 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Article 4, no Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering received by such Selling Holder exceed the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Selling Holder's obligations to contribute pursuant to this Section 4.01(d) are several in the proportion that the net proceeds of the offering received by such Selling Holder bears to the total net proceeds of the offering received by all the Selling Holders and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or applicable Canadian Securities Laws) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Article 4 (with appropriate modifications) shall be given by the Company, the Selling Holders with Registrable Securities included in such registration and the underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

          (f) The obligations of the parties under this Article 4 shall be in addition to any liability which any party may otherwise have to any other party.

                                    ARTICLE V

                                  MISCELLANEOUS

          Section 5.01 Remedies.

          In the event of breach by any party of any of its obligations under this Agreement, the other parties, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Stockholder agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company or such Stockholder, as the case may be, of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, the Company or such Stockholder, as the case may be, shall waive the defense that a remedy at law would be adequate. No failure or delay on the part of the Company or any Stockholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          Section 5.02 Amendments; Waivers and Termination.

          The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and a majority of the Demand Holders.

          Section 5.03 Notices.

          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by electronic mail or facsimile (in each case, receipt of which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to the Company, to:

               Corel Corporation
               1600 Carling Avenue
               Ottawa, Ontario
               Canada K1Z8R7
               Attention: General Counsel,

          with a copy to:

               ___________________________

          if to a Stockholder, to the address for such Stockholder set forth in the share register maintained by the Company, as amended from time to time.

          Section 5.04 Interpretation.

          When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 5.05 Counterparts.

          This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 5.06 Entire Agreement; No Third Party Beneficiaries.

          This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies hereunder.

          Section 5.07 Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the [State of New York] applicable to contracts to be performed entirely within such State.

          Section 5.08 Severability.

          Wherever possible, each provision hereof shall be interpreted in such a manner as to be valid, legal and enforceable under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement, unless such a construction would be unreasonable or materially impair the rights of any party hereto.

          Section 5.09 Successors and Assigns.

          All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. This Agreement shall not be assignable by the Company or the Stockholder except to a Permitted Transferee.

          Section 5.10 Canadian Offering.

          Although this Agreement has been drafted in contemplation of an IPO involving a Public Offering in both the United States and Canada, the Company may, in its sole discretion, decide not to proceed with the Canadian Public Offering. In the event that no Public Offering in Canada is consummated at the time of the IPO or at any relevant time under this Agreement, the Company's Common Shares are no longer actively traded on the TSX, all provisions in this Agreement that relate to the registration of Registrable Securities in Canada, including without limitation, references to Canadian Securities Laws, the Canadian Prospectus, Canadian securities regulatory authorities and the Toronto Stock Exchange, shall be of no force and effect and this Agreement shall be interpreted for all purposes as if such provisions did not exist..

          Section 5.11 Use of Terms.

          This Agreement contemplates the filing of Registration Statements under the Securities Act and prospectuses under Canadian Securities Laws on numerous occasions involving various offers of securities. In connection with such Registration Statements and prospectuses, there may be identified therein one or more underwriters through which securities are to be offered on behalf of the Company or the Stockholder, or both, pursuant to either a "firm-commitment" or "best-efforts" arrangement, and, in the case where there is more than one underwriter, one or more of the underwriters may be designated as the "manager" or "representative" or the "co-managers" or "representatives" of the several underwriters. Accordingly, all references herein to an "underwriter" or "underwriters" are intended to refer to a "principal underwriter" (as defined in Rule 405 under the Securities Act) and to provide for those transactions in which securities may be offered by or through one or more underwriters, and not to imply that any of the transactions contemplated hereby is conditioned in any manner whatsoever on the participation therein by one or more underwriters on behalf of any party.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                         ANNEX A

                                PIGGYBACK HOLDERS

                                                                         ANNEX B

                      IPO PARTICIPANTS

        REGISTRABLE SECURITIES   REGISTRABLE SECURITIES
        TO BE INCLUDED IN IPO     TO BE INCLUDED IN IPO
NAME   FIRM COMMITMENT PORTION    OVER-ALLOTMENT OPTION
----   -----------------------   ----------------------



                                      -28-